Exhibit 99.1

Conference Call and Webcast Today, February 18, 2020 at 10:00 a.m. ET 334/323-0501, conference ID 6600898 or www.bbgi.com Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS FOURTH QUARTER NET REVENUE OF $72.1 MILLION

NAPLES, Florida, February 18, 2020 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three- and twelve-month periods ended December 31, 2019.

The results presented herein reflect actual results including the operations of WXTU-FM in Philadelphia since its acquisition in September 2018 and WDMK-FM in Detroit since its acquisition in August 2019.

Summary of Fourth Quarter Results

In millions, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net revenue	$72.1	$75.6	$261.6	$257.5
Operating income [1]	11.2	13.9	38.1	34.3
Net income [1]	4.8	2.1	13.5	6.5
Net income per diluted share [1]	$0.17	$0.08	$0.48	$0.24
Station operating income (SOI—non-GAAP)	15.6	20.6	60.4	61.7

[1]

Operating income, net income and net income per diluted share reflect a $17.1 million gain on dispositions and $13.7 million of non-cash impairment losses in the three months ended December 31, 2019. For the full year, operating income, net income and net income per diluted share reflect a $4.4 million charge due to the change in fair value of contingent consideration in the twelve months ended December 31, 2018, a $20.7 million gain on dispositions and $13.7 million of non-cash impairment losses for the twelve months ended December 31, 2019.

The $3.5 million, or 4.6%, year-over-year decrease in net revenue during the three months ended December 31, 2019 reflects the cyclical impact of strong political adverting revenue recorded in the prior year period, partially offset by fourth quarter 2019 revenue increases in six of the Company’s market clusters.

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Beasley Broadcast Group, 2/18/20	page 2

Beasley reported operating income of $11.2 million in the fourth quarter of 2019 compared to operating income of $13.9 million in the fourth quarter of 2018, largely reflecting the year-over-year decrease in SOI, in addition to higher corporate expenses related to digital growth investments and a $12.4 million non-cash impairment charge related to Beasley’s AM stations in Boca Raton and Atlanta and a $1.3 million impairment loss on an investment, partially offset by a $17.1 million gain from land and tower sales during the period.

Fourth quarter 2019 interest expense was flat year-over-year at approximately $4.5 million. Beasley reported net income of $4.8 million, or $0.17 per diluted share, in the three months ended December 31, 2019, compared to net income of $2.1 million, or $0.08 per diluted share in the three months ended December 31, 2018. The increase was primarily due to the aforementioned gain from land and tower sales, and lower income tax expense compared to the prior year period.

Station Operating Income (SOI, a non-GAAP financial measure) decreased $5.0 million in the fourth quarter of 2019 compared to the fourth quarter of 2018. The year-over-year decrease is primarily attributable to higher revenue in the 2018 fourth quarter related to political advertising revenue, as well as higher operating expenses in the 2019 fourth quarter related to the acquisitions of WXTU-FM and WDMK-FM.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Fiscal year 2019 was an active and productive period for Beasley as we continued to make significant progress rolling out our digital expansion and transformation initiatives across the Company, while advancing our revenue diversification strategies and actively managing our local radio platform to drive long-term SOI growth and margin expansion. Beasley’s fourth quarter net revenue decline of $3.5 million primarily reflects a $2.8 million reduction in political advertising revenue compared to the prior year period. While we were not able to fully offset the cyclical impact of political revenue, the fourth quarter radio advertising environment remained healthy with six of our markets generating year-over-year revenue increases.

“By opportunistically divesting several non-core land and tower assets in 2019, Beasley generated a 31% increase in full year free cash flow over the prior year period, which enabled us to complete several strategic growth and diversification investments in our broadcast, digital, technology and esports platforms throughout the year. Our fourth quarter results highlight the value we have begun extracting from our digital transformation strategy investments. In the fourth quarter, Beasley generated digital revenue growth of approximately 44% on a year-over-year basis, with digital now accounting for 9.2% of total revenue, compared to 6.1% of total revenue in the prior year period. With our focus on quality content production and consumer engagement, we are growing audience share across our digital platforms while delivering multi-platform turnkey marketing solutions to advertisers and brands. Overall, we are pleased with the momentum and trajectory of our digital initiatives and look forward to this growth trend continuing in 2020.

“In 2019, we also continued our disciplined approach to growing our platform, content portfolio and distribution by identifying and completing transactions where we can drive revenue and cost synergies, and further strengthen SOI margins, with a limited impact on our leverage as we applied capital from the sale of non-core assets and cash from operations to make these investments. In August, we completed the accretive and deleveraging acquisition of WDMK-FM, which is complementary to our three existing radio stations and digital operations in Detroit and moves us closer to our goal of achieving 30% revenue share in the market. The integration of WDMK-FM is proceeding according to plan, and we expect to realize the full financial and strategic benefits of this transaction in 2020.

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Beasley Broadcast Group, 2/18/20	page 3

“During the fourth quarter we further expanded Beasley’s role in the fast-growing esports vertical by acquiring a majority interest in the Houston Outlaws, one of only 20 Overwatch League teams in the world. The transaction partners Beasley with Blizzard Entertainment and its parent company Activision Blizzard, a leading global developer and publisher of interactive entertainment content and services. Our growing esports infrastructure and management combined with our success in hosting and promoting large events and our national esports content hub—BeasleyXP—are key factors in our expectations for long-term returns from this investment.

“In addition to our growth and diversification initiatives, we remain committed to enhancing shareholder value through capital returns and leverage reduction. In the fourth quarter, we used net cash provided by operating activities to pay our twenty-fifth consecutive quarterly cash dividend and made voluntary debt repayments of $7.0 million, with total outstanding long-term debt of $263.5 million as of December 31, 2019.

“In 2020, Beasley intends to continue to actively manage our business to best position the Company for the future with the goal of delivering exceptional content and services to our listeners, advertisers, online users and esports fans, while creating new value for our shareholders. We remain focused on our strategic priorities of realizing synergy targets, reducing debt and leverage, taking advantage of political revenue opportunities, improving top and bottom-line performance and returning capital to shareholders through our quarterly cash dividend. We believe our radio platform and competitive positions in our markets are as strong as ever and remain confident that our revenue diversification initiatives, including our digital media initiatives, are creating new opportunities for further growth and enhanced shareholder returns.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, February 18, 2020, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 334/323-0501, conference ID 6600898 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, February 18, 2020. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 59th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 64 stations (47 FM and 17 AM) in 15 large- and mid-size markets in the United States. Approximately 19 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. Beasley recently acquired a majority interest in the Overwatch League’s Houston Outlaws esports team and owns BeasleyXP, a national esports content hub. For more information, please visit www.bbgi.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

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Beasley Broadcast Group, 2/18/20	page 4

Free Cash Flow (FCF) consists of SOI less corporate expenses, interest expense, current income tax expense and capital expenditures plus stock-based compensation expense, net proceeds from dispositions, amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “Looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	and

•	other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 18, 2020, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 2/18/20	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenue	$72,093,111	$75,568,596	$261,554,114	$257,494,599

Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	56,452,577	54,921,709	201,107,084	195,752,948
Corporate expenses (including stock-based compensation)	5,496,797	4,901,898	21,209,432	16,290,535
Transaction expenses	407,011	—	768,945	110,901
Depreciation and amortization	1,970,974	1,799,264	7,349,682	6,601,123
Change in fair value of contingent consideration	—	—	—	4,415,925
Gain on dispositions	(17,111,605)	—	(20,657,360)	—
Impairment losses	13,657,941	—	13,657,941	—

Total operating expenses	60,873,695	61,622,871	223,435,724	223,171,432
Operating income	11,219,416	13,945,725	38,118,390	34,323,167
Non-operating income (expense):
Interest expense	(4,488,586)	(4,501,988)	(18,032,669)	(16,006,461)
Loss on modification of long-term debt	—	—	—	(281,021)
Other income (expense), net	34,568	425,973	(246,155)	140,910

Income before income taxes	6,765,398	9,869,710	19,839,566	18,176,595
Income tax expense	2,331,124	7,777,857	6,597,751	11,695,546

Income before equity in earnings of unconsolidated affiliates	4,434,274	2,091,853	13,241,815	6,481,049
Equity in earnings of unconsolidated affiliates, net of tax	283,205	—	141,827	—

Net income	4,717,479	2,091,853	13,383,642	6,481,049
Earnings attributable to noncontrolling interest	66,582	—	66,582	—

Earnings attributable to BBGI stockholders	$4,784,061	$2,091,853	$13,450,224	$6,481,049

Basic net income per share	$0.17	$0.08	$0.49	$0.24

Diluted net income per share	$0.17	$0.08	$0.48	$0.24

Basic common shares outstanding	27,800,521	27,367,568	27,730,392	27,444,110

Diluted common shares outstanding	27,833,174	27,409,701	27,777,850	27,533,983

Selected Balance Sheet Data – Unaudited

(in thousands)

	December 31, 2019	December 31, 2018
Cash and cash equivalents	$18,648	$13,434
Working capital	26,466	42,086
Total assets	760,060	681,085
Long term debt, net of current portion and unamortized debt issuance costs	248,712	242,777
Stockholders’ equity	$284,539	$275,034

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Beasley Broadcast Group, 2/18/20	page 6

Selected Statement of Cash Flows Data – Unaudited

	Year Ended December 31,
	2019	2018
Net cash provided by operating activities	$20,991,224	$24,394,480
Net cash used in investing activities	(4,955,046)	(45,612,343)
Net cash provided by (used in) financing activities	(10,821,835)	20,729,301

Net increase (decrease) in cash and cash equivalents	$5,214,343	$(488,562)

Calculation of SOI – Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net revenue	$72,093,111	$75,568,596	$261,554,114	$257,494,599
Station operating expenses	(56,452,577)	(54,921,709)	(201,107,084)	(195,752,948)

SOI	$15,640,534	$20,646,887	$60,447,030	$61,741,651

Reconciliation of Net Income to SOI – Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$4,717,479	$2,091,853	$13,383,642	$6,481,049
Corporate expenses	5,496,797	4,901,898	21,209,432	16,290,535
Transaction expenses	407,011	—	768,945	110,901
Depreciation and amortization	1,970,974	1,799,264	7,349,682	6,601,123
Change in fair value of contingent consideration	—	—	—	4,415,925
Gain on dispositions	(17,111,605)	—	(20,657,360)	—
Impairment losses	13,657,941	—	13,657,941	—
Interest expense	4,488,586	4,501,988	18,032,669	16,006,461
Loss on modification of long-term debt	—	—	—	281,021
Other income (expense), net	(34,568)	(425,973)	246,155	(140,910)
Income tax expense	2,331,124	7,777,857	6,597,751	11,695,546
Equity in earnings of unconsolidated affiliates	(283,205)	—	(141,827)	—

SOI	$15,640,534	$20,646,887	$60,447,030	$61,741,651

Reconciliation of Net Revenue to Free Cash Flow – Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net revenue	$72,093,111	$75,568,596	$261,554,114	$257,494,599
Operating expenses	(56,452,577)	(54,921,709)	(201,107,084)	(195,752,948)
Operating stock-based compensation expense	12,804	(263,787)	359,657	266,015
Corporate expenses	(5,125,581)	(4,471,072)	(19,450,371)	(14,610,881)
Net proceeds from dispositions	21,848,435	—	25,422,201	—
Interest expense	(4,488,586)	(4,501,988)	(18,032,669)	(16,006,461)
Amortization of debt issuance costs	483,983	483,983	1,935,932	1,899,532
Interest income	30,029	44,999	123,726	147,150
Current income tax expense	(5,601,764)	(2,510,153)	(8,274,105)	(3,687,442)
Capital expenditures	(2,128,782)	(863,110)	(9,030,025)	(4,209,668)

FCF	$20,671,072	$8,565,759	$33,501,376	$25,539,896

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